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EXHIBIT 23

                             ARTHUR ANDERSEN LLP

       As independent public accountants, we hereby consent to the incorporation by reference in the Dial Corporations' Form 8-K of our report dated May 28, 1998 and to all references to our Firm included in this filing. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


       \s\  Arthur Andersen LLP
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            Boston, Massachusetts
            November 24, 1998


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